UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

GasLog Partners LP
(Exact Name of Registrant as Specified in its Charter)

Republic of the Marshall Islands	98-1160877
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o GasLog Monaco S.A.M.
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-195109 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common units representing limited partner interests in GasLog Partners LP (the “Registrant”) to be registered hereby is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-195109) initially filed with the Securities and Exchange Commission on April 7, 2014. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1
Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-195109), initially filed with the Securities and Exchange Commission on April 7, 2014 (incorporated herein by reference).

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-195109)).
3
Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-195109)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GASLOG PARTNERS LP

Date: April 30, 2014	By:	/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: Chairman of the Board

INDEX TO EXHIBITS

No.	Exhibit

1
Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-195109), initially filed with the Securities and Exchange Commission on April 7, 2014 (incorporated herein by reference).

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-195109)).
3
Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-195109)).